Exhibit 23.1

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2015, in the Registration Statement (Form S-11 No. 333-             ) and related Prospectus of Landmark Apartment Trust, Inc. for the registration of             shares of its common stock.

/s/ Ernst & Young LLP

Richmond, Virginia

May 14, 2015